Exhibit 10.9

FIRST AMENDMENT DATED MARCH 30, 2015 TO THE LEASE

DATED JULY, 9, 2014 (the “ORIGINAL LEASE”)

BY AND BETWEEN

ASSET GROWTH PARTNERS, L.P. as LESSOR

and ELASTICSEARCH, INC., as LESSEE

This First Amendment dated March 30, 2015, shall serve to amend the terms of the Original Lease as follows:

1)

Expansion Premises: In addition to the Premises as defined in the Original Lease, Lessee shall lease from Lessor the following additional premises of the Building described in the Original Lease on the terms and conditions contained herein:

(a) an additional 6686 rentable square feet located on the 1s` floor, as depicted on Exhibit “A” attached hereto (“Expansion Premises”) for a term commencing on the date of Lessor’s completion of tenant improvements therein, according to plans and specifications approved by Lessee (“Expansion Premises TI’s”), and ending on January 14, 2020 (“Expansion Premises Term”)

2)	Base Rent: In connection with the addition of the Expansion Premises, Base Rent under the Original Lease shall be increased as follows:

(a) Base Rent with respect to Expansion Premises shall be $7.55 per square foot per month or an increase of Fifty Thousand Four Hundred Seventy-Nine Dollars and 30/100 ($50,479.30) in monthly Base Rent during the Expansion Premises Term, provided that the foregoing amount shall increase by 3% on January 15 of each year following the Expansion Premises Commencement Date.

3)

Lessee’s Share of Operating Expense Increase: Effective as of the Expansion Premises Commencement Date, Lessee’s Share of Operating Expense Increase, as set forth in the Original Lease, shall be increased by 5.4%, so that during the Expansion Premises Term, Lessee’s Share of Operating Expense Increase under the Original Lease, as amended hereby, shall be 24.9%.

4)

Amendment of Term under the Original Lease: Lessor and Lessee hereby confirm that the “Commencement Date” under the Original Lease was January 15, 2015. In addition, Lessor and Lessee hereby amend the Original Lease to change the end date of the Term as set forth in Paragraph 1.5 of the Original Lease to January 14, 2020.

5)

Additional Tenant Improvement Allowance for Expansion Premises: Lessor, at Lessor’s Cost, shall construct the Expansion Premises TI’s in accordance with the final floor plan, budget and plans and specification approved by Lessee (“Expansion Premises Tenant Improvement Work”) provided that Lessor shall not be obligated to pay for any portion of the Expansion Premises Tenant Improvement Work that exceeds $120,348.00 except through the funding of a tenant improvement loan in the amount of $120,348.00 to be funded at Lessee’s election with respect to the Expansion Premises Tenant Improvement Work on substantially the same terms and conditions (except the amount of such loan) as the T.I. Loan described in the Original Lease.

6)

Plans and Specifications: Lessee shall deliver 3 full sets of plans and specifications for the Expansion Premises Tenant Improvement Work to Lessor in order for Lessor to present to the city no later than April 3, 2015.

Except as otherwise provided herein, all other terms and conditions of the Original Lease shall remain unchanged.

AGREED:

LESSOR:		LESSEE:

ASSET GROWTH PARTNERS L.P.		ELASTICSEARCH, INC.

By:	/s/ Thomas J. Rees	By:	/s/ Nicholas White
	Thomas J. Rees		Nicholas White
President of General Partner

Date: 3/31/2015		Date: 3/31/2015